Exhibit 99.1

Stock Purchase Agreement

Between

ANOE SA, as Seller

and

Adama Technologies Corp., as Purchaser

Relating to

477 shares of Stock

of

YGE Mining PLC

Dated: November 18, 2011

Stock Purchase Agreement

This Stock Purchase Agreement (“SPA”) is dated this 18 day of November 2011, by and among: (i) ANOE SA, having an address at POB 613-112 Bonadie St., Kingstown, St. Vincent and organized under the laws of St. Vincent and the Grenadines (the “Seller”); and (ii) Adama Technologies Corp., having an address at 76/7 Zalman Shazar Street, Hod Hasharon, Israel 45350, organized under the laws of the State of Florida (the “Purchaser”). As used in this SPA, the term “Parties” means Seller and Purchaser.

A.
WHEREAS, Seller hereby agrees to sell four hundred seventy-seven (477) shares of stock (the “YGE Shares”) of YGE Mining PLC, organized under the laws of the Federal Democratic Republic of Ethiopia (“YGE”), and Purchaser agrees to purchase the YGE Shares for the consideration as set forth herein below (the “Share Consideration”) in APPENDIX A, upon the terms and subject to the conditions set forth in this SPA; and

B.	WHEREAS, Seller has agreed to deliver to the certificates evidencing YGE Shares and such other instruments as may be necessary to convey full right, title and interest in YGE Shares to Purchaser.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
CLOSING AND PAYMENT OF PURCHASE PRICE

1.1           The Closing; Payment of the Purchase Price; Delivery of the Certificates.

(a) The Closing will take place at a time and on a date to be specified by the Parties, which will be no later than November 25, 2011 (the “Closing Date”); and

(b) On the Closing Date: (i) Seller shall deliver the YGE Shares, duly registered in the name of the Purchase, together with such other and further documents to convey full right, title and interest in the YGE Shares to the Purchaser; and (ii) Purchaser shall cause to be delivered to Seller the certificates evidencing the Share Consideration, as set forth in Appendix A hereto, together with such other and further documents to convey full right, title and interest in the Share Consideration to the Seller.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

2.1     Organization, etc. The Seller is duly organized, validly existing and in good standing under the laws of St. Vincent and the Grenadines with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

2.2     Authorization. The Seller has all requisite power and authority to enter into, execute, deliver, and perform its obligations and to cause the Company to perform its obligations under this SPA. This SPA has been duly and validly executed and delivered by Seller and is the valid and binding legal obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

2.3     Ownership of YGE Shares; YGE License.

(a) The Seller has full right, title and interest in the YGE Shares and has the absolute authority to sell, transfer and assign the YGE Shares to Purchaser and does not require any consents, regulatory approvals or any other actions in connection with the transactions contemplated by this Agreement. The Seller further represents and warrants that the YGE Shares that are the subject to this Agreement represent nineteen and one-half (19.5%) percent of YGE’s total issued and outstanding shares of capital stock; and

(b) YGE owns and exclusive license from the Federal Democratic Republic of Ethiopia (the “License”) to conduct exploration for gold and tantalum on a 40 kilometer parcel of land located in Ethiopia. The Seller represents and warrants to Purchaser that while the License, by its terms expires on February 5, 2012, the License is automatically renewable with the payment of a nominal renewal fee to the licensing authority in the Federal Democratic Republic of Ethiopia.

2.4     Non-Contravention. Neither the execution, delivery nor performance of this SPA and each other transaction document nor the consummation of the transactions contemplated hereby or thereby will violate, contravene or be in conflict with any provision of the certificate of incorporation or by-laws of the Company.

2.5     Consents and Approvals. No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with any individual or entity is required in connection with the execution, delivery or performance of this SPA by Seller or the consummation by Seller and the Company of the transactions contemplated herein.

2.6     Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Seller, threatened or contemplated by or against or involving the Company.

2.7     Compliance with Law; Permits and Other Operating Rights. The Company is and has been in compliance in all respects with all laws applicable to the Company’s business and operations.

2.8     Books and Records. The books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Purchaser, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers of the Company. At the Closing, all of those books and records will be in the possession of Company and, if requested by the Purchaser, shall be delivered to the Purchaser.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

3.1     Authorization and Power. Purchaser has all power and authority to enter into this SPA and to carry out the transactions contemplated herein. This SPA is the valid and binding legal obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors’ rights generally.

3.2     Non-Contravention. Neither the execution, delivery nor performance of this SPA and each other transaction document nor the consummation of the transactions contemplated hereby or thereby will

(a) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under any agreement to which Purchaser is a party; or

(b) violate any law.

3.3     Consents and Approvals. No consent is required by any person or entity in connection with the execution, delivery and performance by Purchaser, or the consummation of the transactions contemplated herein.

3.4     Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Purchaser, threatened or contemplated by or against or involving Purchaser, his assets, properties or business, or which questions or challenges the validity of this SPA or any action taken or to be taken by the Parties hereto pursuant to the transactions contemplated herein.

ARTICLE 4
MISCELLANEOUS PROVISIONS

4.1     Expenses. Purchaser and Seller will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby. Neither Purchaser nor Seller will charge any of his expenses to the Company or seek reimbursement from the Company for any of his expenses.

 4.2     Amendment and Modification. Subject to applicable Law, this SPA may be amended or modified by the Parties at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

 4.3     Waiver of Compliance; Consents. Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this SPA requires or permits the consent by or on behalf of a Party, such consent will be given in writing in the same manner as for waivers of compliance.

4.4     No Third Party Beneficiaries. Nothing in this SPA will entitle any person or entity (other than a Party hereto and his respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

4.5     Assignment. This SPA and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this SPA nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by Seller without the prior written consent of Purchaser.

 4.6    Governing Law. This SPA and the legal relations among the Parties hereto will be governed by and construed in accordance with the laws of the State of New York (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

4.7     Counterparts. This SPA may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

4.8     Facsimile and Scanned Execution. Receipt by either Party of a counterpart of this SPA manually signed and then scanned electronically and E-mailed to the other Party or manually signed and then sent by facsimile transmission to the other Party shall, for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

4.9     Headings. The headings of the sections and subsections of this SPA are inserted for convenience only and will not constitute a part hereof.

4.10   Entire Agreement. This SPA and the exhibits and other writings referred to in this SPA or in any such exhibit or other writing are part of this SPA, together they embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this SPA and together they are referred to as this SPA or the transactions contemplated hereby. There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this SPA. This SPA supersedes all prior agreements and understandings between the Parties with respect to the transaction or transactions contemplated by this SPA. Provisions of this SPA will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this SPA; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this SPA will continue in full force and effect.

4.11   Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when received, if personally delivered or delivered by telecopy or overnight courier, or when deposited, if placed in the postal service for delivery by registered or certified mail, return receipt requested, postage prepaid and addressed to the appropriate party at the addresses first set forth above, or such other addresses as the Parties may designate in writing.

IN WITNESS WHEREOF, the Parties hereto have caused this SPA to be duly executed as of the day and year first above written.

ANOE SA	Adama Technologies Corp.

/s/Gyor Levy	/s/Aviram Malik
Gyor Levy, Director	Aviram Malik, CEO and President

Appendix A
SHARE CONSIDERATION

The Share Consideration payable to the Seller shall be 20,000,000 restricted shares of  common stock of ADAMA TECHNOLOGIES CORP ( ADAC) subject to the provisions of Rule 144 of the SEC.